Piper Jaffray Western Bank Symposium Santa Monica, CA Richard P. Smith – President & Chief Executive Officer John S. Fleshood – EVP & Chief Operating Officer November 2019 Exhibit 99.1

Safe harbor statement The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There can be no assurance that future developments affecting us will be the same as those anticipated by management. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; mergers and acquisitions; changes in the level of our nonperforming assets and charge-offs; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; our ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; the impact of competition from other financial service providers; the possibility that any of the anticipated benefits of our recent merger with FNBB will not be realized or will not be realized within the expected time period, or that integration of FNBB’s operations will be more costly or difficult than expected; the challenges of integrating and retaining key employees; unanticipated regulatory or judicial proceedings; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and our ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results.

agenda Most Recent Quarter Recap Company Overview Lending Overview Deposit Overview Financials

Most recent quarter highlights Earnings Consistency Q3 2019 return on average assets of 1.44% versus 1.05% in Q2 2018 and 1.45% in the linked quarter. Average yield on earning assets of 4.72% in Q3 2019 compared to 4.57% in Q3 2018 and 4.76% in the linked quarter. Industry Leading Net Interest Margin Net interest margin of 4.44% for Q3 2019 versus 4.29% in Q2 2018 and 4.50% in the linked quarter. Loan to deposit ratio increased to 79% at Q3 2019 compared to 77% in the linked quarter and consistent with 79% at Q2 2018. Superior Credit Quality Nonperforming loans to total loans of 0.44% and 0.67% at Q3 2019 and Q3 2018, respectively is considered low and continues to improve. Loan sales and charge-offs of various long duration impaired loans facilitated the Q3 2019 improvements. Non-interest Income Diversity and Expansion Service charges and interchange fee income continued to expand as a result of an increases in the number of customers served and the volume of transactions. Gain on sale of mortgage loans more than doubled as compared to both the linked quarter and the same quarter in the prior year as a result of the declining rate environment. Diverse Deposit Base Costs of interest bearing liabilities increased slightly to 0.45% in Q3 2019 as compared to Q3 2018 of 0.44%, and Q2 2019 of 0.42%; however, opportunity for reductions in Q4 2019 and beyond are likely. Capital Strength Current capital levels all for opportunistic acquisitive growth while continuing our organic growth and expansion. Consistent payment of quarterly cash dividend with a history of periodic increases.

COMPANY overview

COMPANY overview Asset Size:$6.4 Billion Founded:1975 Deposits:$5.3 Billion Loans (net):$4.2 Billion Bank Branches:79 ATMs:99 Market Area: TriCo currently serves 29 counties throughout Northern and Central California. These counties represent over 30% of California’s population.

COMPANY overview Nasdaq:TCBK Stock Price*:$37.88 Market Capitalization:$1.16 billion Price to Book stated:1.3x Price to TBVPS1.8x Rank (Total Assets) among CA Publicly Traded Banks:12 (Source: SNL Financial) _________________________________________________________________________ *as of 10/29/2019 COB

Executive Team Rick Smith President & CEO TriCo since 1993 John Fleshood EVP Chief Operating Officer TriCo since 2016 Dan Bailey EVP Chief Retail Banking Officer TriCo since 2007 Craig Carney EVP Chief Credit Officer TriCo since 1996 Peter Wiese EVP Chief Financial Officer TriCo since 2018

Consistent earnings track record * * Impact of the Tax Cut and Jobs Act.

Diluted Earnings per share

*Total Assets for years ending 2000-2018. Consistent Organic growth and disciplineD acquirer CAGR 5 yrs.18.3% 10 yrs.12.0%

Aggressive and Irrational Competitors Duration of Flat and Inverted Yield Curves The Cost of Regulatory Compliance Technology Costs and Limited Vendor Competition Domestic Policy and International Relationships What keeps us up at night?

Loans

CONSISTENT LOAN GROWTH *Note: Q3 2018 includes acquisition of FNB Bancorp (Loan Yield was 5.04%)

Loan portfolio MIX: *Excluding loans held-for-sale

Diversified cre & construction portfolio Property Type Loan Size Avg. Loan Amount Hospitality $2,456,000 Mini Storage $1,686,000 Multifamily Residence $1,229,000 Gas Station/Convenience $921,000 Retail Building $843,000 Office Building $809,000 Warehouse $713,000 Light Industrial $583,000 Commercial - Other $570,000 Restaurant $469,000 SFR (1-4) $363,000

CONSERVATIVE Construction and CRE UNDERWRITING CULTURE – Ltv distribution Loan to Value Avg. Loan Amount <50% $841,627 51%-60% $637,704 61%-65% $452,326 66%-70% $406,401 71%-75% $324,511 76%-80% $92,753 81%-90% $39,420 >90% $15,480

Diversified geography – CRE & Construction

non-performing assets & NET charge offs 2015 > > > > < > < < < > > > < < 2014 2015 2016 2017 2018 Q1 Q2 Q3 2019 2019 2019 < <

Home equity loans outstanding

deposits

Consistent and balanced core deposit funding* *Weighted average costs of deposits for the quarter ended 9/30/2019 Wtd.Avg. Rate - 1.39% Wtd.Avg. Rate - 0.09%

Market share of all branches sorted by zip code Source: FDIC Summary of Deposits, June 2019 Rank Institution Name State (Hdqtrd) Charter Deposits ($000) Market Share 1 Wells Fargo Bank, N.A. SD Federal $ 35,520,322 27.7% 2 Bank of America NC Federal $ 11,585,002 9.0% 3 U.S. Bank, N.A. OH Federal $ 10,947,425 8.6% 4 JP Morgan Chase Bank, N.A. OH Federal $ 6,062,088 4.7% 5 Tri Counties Bank CA State $ 5,347,670 4.2% 6 MUFG Union Bank, N.A. CA Federal $ 3,539,533 2.8% 7 Bank of the West CA State $ 3,213,296 2.5% 8 HSBC Bank USA, N.A. VA Federal $ 3,042,096 2.4% 9 Umpqua Bank OR State $ 2,531,953 2.0% 10 Citibank, N.A. SD Federal $ 2,317,000 1.8%

CONSISTENT DEPOSIT GROWTH – ATTRACTIVE COST *Note: Q3 2018 includes acquisition of FNB Bancorp (Deposit cost of 0.28%) CAGR – TO 12/31/2018 5 yrs.17.4% 10 yrs. 12.4%

Financials

Net interest margin – contribution from discount accretion

Return on average assets

Return on average shareholder’s equity

Efficiency ratio (fully taxable equivalent)

DividendS PAID 10.4% CAGR $0.60 $0.42 $0.52 $0.66 Annual Dividends $0.70 $0.44 *Declared and payable on September 27, 2019

Capital ratios ($000’s)

TriCo Bancshares is committed to: Improving the financial success and well-being of our shareholders, customers, communities and employees. November 2019